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                                                                EXHIBIT 4.3

                                WARRANT AGREEMENT


                  AGREEMENT, dated as of the _______ day of ____________________, 199__, by and between CRAGAR INDUSTRIES, a Delaware corporation (the "Company"), and ________________________________________, as
Warrant Agent (the "Warrant Agent").

                                   WITNESSETH


                  WHEREAS, the Company is offering for sale (the "Offering") up to 1,000,000 shares of Common Stock, $0.01 par value ("Common Stock"), and up to 1,000,000 Warrants to Purchase Common Stock (the "Warrants"). The Common Stock and the Warrants offered (hereinafter collectively referred to as the "Units") may only be purchased pursuant to the Offering together, as one share of Common Stock and one Warrant, at a price of $6.00 per Unit. The Units will be offered on a "best-efforts, all or none" basis with respect to the first 666,667 Units (the "Minimum Offering") and on a "best efforts" basis as to the remaining 333,333 Units, and collected or collectible subscriptions for the Minimum Offering must be received prior to the expiration of one hundred twenty (120) days from the commencement of the Offering unless extended by the Company one or more times for up to a total additional one hundred twenty (120) days (the "Minimum Offering Period");

                  WHEREAS, subject to the sale of the Minimum Offering within the Minimum Offering Period, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, registration, transfer, and exchange of the Warrants, the issuance of certificates representing the Warrants ("Warrant Certificates"), the exercise of the Warrants, and the rights of the holders thereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, the holders of Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at ______________________.

                  (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received at the Corporate Office both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Stock Purchase Price.
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                 (c) "Market Value" shall mean, on any date specified herein, the price obtained by taking the average, on each such trading day, of
         (A) the high and low sale price of a share of Common Stock or if no such sale takes place on any such trading day, the average of the closing bid and asked prices thereof on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date or if no closing price is available on any such trading date, the average of the closing bid and asked prices thereof on any such trading date in the over-the-counter market as reported to NASDAQ, or, if the Common Stock is not then quoted in such system, the average of the highest and lowest bid and asked prices reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization.

                  (d) "Registered Holder" shall have the meaning given in
         Section 2(e) hereof.

                  (e) "Stock Purchase Price" shall mean the purchase price to be paid upon exercise of the Warrants in accordance with the terms hereof, which price shall be $7.20 per share of Common Stock, subject to modification and adjustment from time to time pursuant to the provisions of Section 8 hereof.

                  (f) "Transfer Agent" shall mean the entity designated as the Company's transfer agent from time to time in accordance with Section 5(d) hereof.

                  (g) "Warrant Expiration Date" shall mean 5:00 P.M. (    time)
         on ___________ ,________ .

                  (h) "Warrant Register" shall have the meaning given in Section 2(d) hereof.

         SECTION 2.  WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES:
REGISTRATION.

                  (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof and payment of the Stock Purchase Price (subject to modification as herein provided), in accordance with the terms hereof.

                  (b) From time to time up to the Warrant Expiration Date, the Transfer Agent shall deliver stock certificates in required whole number denominations representing up to an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of the Warrants in accordance with this Agreement.

                  (c) From time to time up to the Warrant Expiration Date, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those issued upon the exercise

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         of fewer than all the Warrants represented by a Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (ii) those issued upon any transfer or exchange pursuant to
         Section 6; (iii) those issued in replacement of lost, stolen, destroyed, or mutilated Warrant Certificates pursuant to Section 7; and
         (iv) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Stock Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8.

                  (d) The Warrant Agent shall maintain books (the "Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

                  (e) Prior to due presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register (the "Registered Holder"), as the absolute owner of such Warrant Certificate and of each Warrant represented thereby (notwithstanding any contrary notation of ownership or other writing on the Warrant Certificate), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  (f) The Warrant Agent understands that the Warrants are being issued as part of Units together with shares of the Company's Common Stock and that the shares of Common Stock and the Warrants are immediately detachable and may be traded separately.

         SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATE.

                  (a) Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (provisions of which Exhibit are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other market (including the NASDAQ) on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants of all denominations.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its President and by its Secretary by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and


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         before issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof. No Warrant may be exercised until countersigned by the Warrant Agent as provided for in Section 3(c) hereof.

                  (c) The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:

                           (i) if the Warrant is to be issued in exchange or
                  substitution for one or more previously countersigned Warrants, as hereinafter provided, or

                           (ii) if the Company instructs the Warrant Agent to do
                  so.

         SECTION 4. EXERCISE. Each Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof at the Corporate Office at any time up to and including the Warrant Expiration Date, upon the payment of the Stock Purchase Price (subject to adjustment as herein provided) and upon the other terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of such exercise. Promptly following, and in any event within five business days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Stock Purchase Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the issuance of Common Stock issued upon exercise of the Warrant to the Company or as the Company may direct in writing. A Warrant may only be exercised in whole number denominations.

                  SECTION 5. RESERVATION OF SHARES; LISTING: PAYMENT OF TAXES; ETC.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens, and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities



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         exchange, if any, or on the NASDAQ, on which the other outstanding shares of Common Stock of the Company are then listed.

                  (b) The Company has filed with the Securities and Exchange Commission a Registration Statement No. _____ (the "Registration Statement") on Form SB-2 for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants. The Company agrees that, if necessary, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act of the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement.

                  (c) The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Warrant Certificate in a name other than that of the then Registered Holder of the Warrant being exercised.

                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all proper requisitions. The Company will file with the Warrant Agent from time to time a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon the exercise of the Warrants.

         SECTION 6.  EXCHANGE AND REGISTRATION OF TRANSFER.

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provision hereof, the Company shall execute and the Warrant Agent shall countersign, issue, and deliver in exchange therefor the Warrant Certificates which the Registered Holder making the exchange shall be entitled to receive.

                 (b) Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall countersign and



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         deliver to the transferee or transferees a new Warrant Certificate or
         Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration of transfer, the Form of Assignment attached thereto shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by the Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or may be disposed of or destroyed at the direction of the Company. The Warrant Agent will record all such exercises or exchanges on the Warrant Register.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any contrary notations of ownership or other writing thereon) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction, or mutilation of any Warrant Certificate and (in case of loss, theft, or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or the Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of the Warrants. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF COMMON STOCK OR WARRANTS. The Stock Purchase Price and the number of shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 8.

                  8.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time (a) subdivide its outstanding shares of Common Stock into a greater number of shares, (b) combine its outstanding Common Stock into a smaller number of shares, or (c) issue any securities in reclassification of its outstanding Common Stock (except as provided in


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Section 8.5 hereof), then and in each such event, the Stock Purchase Price in effect immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination, or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision, combination, or reclassification, and the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased or decreased proportionately.

                  8.2 STOCK DIVIDED. In case the Company shall at any time declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Stock Purchase Price in effect immediately prior to such dividend shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately increased.

                  8.3 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Warrant Agent and to each Registered Holder of the Warrants at the address of such holder as shown on the Warrant Register. The notice shall be signed by the Company's principal financial or accounting officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  8.4      OTHER NOTICES.  If at any time:

                           (a) the Company shall declare any cash dividend upon its Common Stock;

                           (b) the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

                           (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                           (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Registered Holder of each Warrant at the address of such Registered Holder as shown on the Warrant Register, at least 30 days' prior written notice on the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such consolidation, merger, sale, dissolution, liquidation, or winding up or, if no such vote is required, of the date of such consolidation, merger, sale, dissolution, liquidation, or winding-up. Any such notice shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto and, in the case of any such consolidation, merger, sale, dissolution, liquidation, or winding-up,


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         the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. In the event that the Registered Holder of a Warrant does not exercise the Warrant prior to the occurrence of an event described above, except as provided in
         Section 8.5 below, the Registered Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event, and, upon the occurrence of an event described in subsection (d) hereof, the Warrant shall terminate.

                  8.5 CHANGES IN COMMON STOCK. In case at any time the Company shall be party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a "Transaction" and the effective date of the Transaction being herein called the "Consummation Date"), the Company shall make, as a condition of the consummation of the Transaction, lawful and adequate provisions so that each Registered Holder, upon the exercise of its Warrants at any time on or after the Consummation Date, shall be entitled to receive, and the Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Register Holder had exercised its Warrants immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph 8). The provisions of this Section 8.5 shall similarly apply to successive Transactions.

         SECTION 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of the Warrants. The Company shall, in lieu of issuing any fractional shares, pay the holder entitled to such fraction a sum equal to such fraction multiplied by the Market Value. No fractional Warrants shall be issued.

         SECTION 10. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of a Warrant shall, as such, be entitled to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for any required adjustment to the Stock Purchase Price pursuant to Section 8 hereof, no dividends or interest shall be payable or accrued in respect of a Warrant or the interest represented thereby or the shares purchasable thereunder until, and only to the extent that, the Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Registered Holder of the Warrant, shall give rise to any liability of such Registered Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.




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         SECTION 11. RIGHTS OF ACTION. All rights of action with respect to this
Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         SECTION 12. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent, and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the Warrant Register by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

         SECTION 13. CANCELLATION. If the Company shall purchase or acquire any Warrants, the Warrant Certificate(s) evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate(s) following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination, or exchange.

         SECTION 14. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value, or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Stock Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered, or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure




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on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered, or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by any of its President, any Vice- President, Treasurer or its Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand reasonably believed by it to be genuine.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses, and liabilities, including judgments, and reasonable costs and counsel fees for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, the Registered Holders of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.



        Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act; provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate at the Company's expense.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 15. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this
Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that, except as provided in subclause (i) or (ii) above, this Agreement shall not otherwise be modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, of the Stock Purchase Price therefor, or the acceleration of the Warrant Expiration Date shall be made without the consent in writing of the Register Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         SECTION 16. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such Registered Holder as shown in the Warrant Register maintained by the Warrant Agent; if to the Company, at 4636 N. 43rd Avenue, Phoenix, Arizona 85031, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office.

         SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

         SECTION 18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to convey upon any other person any right, remedy, or claim, in equity or at law, or to impose upon any other person any duty, liability, or obligation.

         SECTION 19. TERMINATION. This Agreement shall terminate at the close of business on the Warrant Expiration Date, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 14 hereof shall survive such termination.

         SECTION 20. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                              CRAGAR INDUSTRIES, INC.


                                              By:______________________



                                              _________________________


                                              By:______________________

                                                                      EXHIBIT A

                             CRAGAR INDUSTRIES, INC.
                         ______________________ WARRANTS

         THIS CERTIFIES THAT, for value received, ____________________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time on or before _________________________ one fully paid and nonassessable share of the Common Stock, $0.01 par value (the "Common Stock") of Cragar Industries, Inc., a Delaware corporation (the "Company"), at the purchase price of $7.20 per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the attached Form of Election to Purchase duly executed. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of ______________________, 199___ (the "Warrant Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations, obligations, duties and immunities hereunder of the Company, the Warrant Agent, and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         Fractional shares of Common Stock will not be issued upon the exercise of any Warrant or Warrants evidenced hereby, and in lieu thereof a cash payment will be made by the Company, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, sale of assets, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant

Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of such transfer books.

         IN WITNESS WHEREOF, Cragar Industries, Inc. has caused the signature of its President and Secretary to be printed hereon.


                                                     Cragar Industries, Inc.

Attest:

_____________________________                   By:_____________________________
Secretary                                            President


         The Warrant shall not be valid unless countersigned by the Warrant Agent below.


                                                     ChaseMellon Shareholder
                                                     Services, Inc.,
                                                     as Warrant Agent



                                                By:_____________________________
                                                     Authorized Officer

                         FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                Warrants represented by the Warrant Certificate.)


TO Cragar Industries, Inc.

The undersigned hereby irrevocably elects to exercise

(    ) Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

                         (Please print name and address)

Please insert social security or other identifying number:

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

                         (Please print name and address)

Please insert social security or other identifying number:

Dated: ____________________________, 19___


                              Signature:



                              (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

                               FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires a transfer of Warrants represented by the Warrant Certificates.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto ____________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________, as attorney-in-fact to transfer the within Warrant Certificates on the books of the within-name Company, with full power of substitution.

Dated: ________________________________, 19____


                                            By:________________________________




                                                  NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.